UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 13, 2011

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
As reported in a Current Report on Form 8-K filed on May 25, 2011, the shareholders of NextEra Energy, Inc. (NextEra Energy or the Company) approved the NextEra Energy, Inc. 2011 Long Term Incentive Plan (the 2011 LTIP), and the 2011 LTIP became effective, on May 20, 2011.  At its meeting on October 13, 2011, the Compensation Committee of the Board of Directors of NextEra Energy approved a form of performance share award agreement, a form of non-qualified stock option award agreement and a form of restricted stock award agreement for use in granting awards to the Company’s executive officers under the 2011 LTIP.  The forms of performance share award agreement, non-qualified stock option award agreement and restricted stock award agreement are filed as Exhibits 10(a), 10(b) and 10(c), respectively, to this Current Report on Form 8-K, and are incorporated by reference in this Item 5.02(e).

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

10(a)	Form of Performance Share Award Agreement under the NextEra Energy, Inc. 2011 Long Term Incentive Plan

10(b)	Form of Non-Qualified Stock Option Award Agreement under the NextEra Energy, Inc. 2011 Long Term Incentive Plan

10(c)	Form of Restricted Stock Award Agreement under the NextEra Energy, Inc. 2011 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  October 18, 2011

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel